SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934



Filed by the Registrant    [X]

Filed by Party other than the Registrant    [  ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                              WHITEMARK HOMES, INC.
                     --------------------------------------
               (Name of Registrant as Specified In Its Charter)


                    William T. Hart - Attorney for Registrant
                 -----------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[  ]  $500 per each party to the controversy  pursuant to Exchange Act Rule
      14a-6(i)(3)

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         ----------------------------------------------------------------


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                              WHITEMARK HOMES, INC.
                         7350 S. Tamiami Trail, Suite 64
                               Sarasota, FL 34231
                                 (941) 952-5885

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                             TO BE HELD ______, 2012
To the Shareholders:

      Notice is hereby given that a special meeting of the shareholders of Whitemark Homes, Inc. (the "Company") will be held at 7350 S. Tamiami Trail, Suite 64, Sarasota, FL 34231 on _________________, 2012, at _____ __.m., for
the following purposes:

     (1) to approve an amendment to the Company's Articles of Incorporation to change the name of the Company to Waterstone Mining Inc.;

     (2) to approve an amendment to the Company's Articles of Incorporation such that the Company would be authorized to issue up 500,000,000 shares of common stock and 10,000,000 shares of preferred stock.

     (3) to approve a reverse split of the Company's outstanding common stock on a 1-for-500 basis;

     (4) to approve an amendment to the Company's Articles of Incorporation to allow shareholders owning less than all of the Company's common stock to take action without a meeting in accordance with C.R.S. ss.7-107-104; and

      to transact such other business as may properly come before the meeting.

      __________, 2012 is the record date for the determination of shareholders entitled to notice of and to vote at such meeting. Shareholders are entitled to one vote for each share held. As of __________, 2012 there were 97,962,131 outstanding shares of the Company's common stock.





     PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ATTACHED PROXY CARD,
                  AND SIGN, DATE AND RETURN THE PROXY CARD.

                  TO SAVE THE COST OF FURTHER SOLICITATION,
                              PLEASE VOTE PROMPTLY


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                              WHITEMARK HOMES, INC.
                         7350 S. Tamiami Trail, Suite 64
                               Sarasota, FL. 34231
                                 (941) 952-5885

                                 PROXY STATEMENT


      The accompanying proxy is solicited by the Company's directors for voting at the special meeting of shareholders to be held on _______, 2012, and at any and all adjournments of such meeting. If the proxy is executed and returned, it will be voted at the meeting in accordance with any instructions, and if no specification is made, the proxy will be voted for the proposals set forth in the accompanying notice of the special meeting of shareholders. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Company at the address shown above or in person at the time of the meeting. Additionally, any later dated proxy will revoke a previous proxy from the same shareholder. This proxy statement was posted on the Company's website and mailed to shareholders of record on or about _________, 2012.

      There is one class of capital stock outstanding, that being common stock. Provided a quorum consisting of the holders owning one third of the Company's outstanding shares of common stock are present in person or by proxy, the adoption of the proposals to come before the meeting will require the approval of the holders owning a majority of the shares of common stock voting in person or represented by proxy is required to adopt the proposals to come before the meeting.

      Shares of the Company's common stock represented by properly executed proxies that reflect abstentions or "broker non-votes" will be counted as present for purposes of determining the presence of a quorum at the special meeting. "Broker non-votes" represent shares held by brokerage firms in "street-name" with respect to which the broker has not received instructions from the customer or otherwise does not have discretionary voting authority. Abstentions and broker non-votes will not be counted as having voted against the proposals to be considered at the meeting.

PRINCIPAL SHAREHOLDERS

      The following table lists, as of October 15, 2012, the shareholdings of
(i) each person owning beneficially 5% or more of the Company's common stock
(ii) each officer and director of the Company and (iii) all officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment powers over their shares of common stock.

Name and Address                   Number of Shares        Percent of Class

Barry Reese                           8,000,000                 8.2%
7350 S. Tamiami Trail, Suite 64
Sarasota, FL. 34231



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Name and Address                   Number of Shares        Percent of Class

TMK Holdings, Inc.                   12,311,977                12.7%
1535 Bay Point Dr.
Sarasota, FL. 34236

Alberta Equity Holdings, Inc.         5,383,000                 5.5%
1800 2nd Street, Suite 735
Sarasota, FL. 34236

All officers and directors
    as a group (one person)           8,000,000                 8.2%


PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO WATERSTONE MINING, INC.

      The Company's previous business plan was to develop and construct residential communities. However the Company experienced significant difficulty in obtaining financing for projects and essentially abandoned its business plan in 2008. The Company's new business plan involves developing mining properties.

      Accordingly, as the Company believes that its name should be changed to reflect its current business focus, the shareholders of the Company are being requested to vote on the adoption of an amendment to the Company's Articles of Incorporation changing the name of the Company to Waterstone Mining, Inc.

      The Board of Directors recommends that the shareholders vote for this proposal.

PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION SUCH THAT THE COMPANY WOULD BE AUTHORIZED TO ISSUE UP TO 500,000,000 SHARES OF COMMON STOCK AND UP TO 10,000,000 SHARES OF PREFERRED STOCK.

      The Company needs capital to finance its operations. The Company plans to sell shares of its common stock to finance its capital requirements.

      As of October 15, 2012 the Company was authorized to issue 100,000,000 shares of common stock. As of October 15, 2012 the Company had 97,962,131 outstanding shares of common stock. To enable the Company to raise capital, the Company needs to increase its authorized shares of common stock.

      Under Colorado law, shares of preferred stock may be issued from time to time in one or more series as may be determined by a corporation's Board of Directors. For each series, the voting powers and preferences, dividend rights, preferential payments on liquidation, rights to


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convert the preferred shares into common shares, and any other qualifications, limitations or restrictions will be established by the Board of Directors.

      With this flexibility, the Board of Directors can issue a series of preferred stock which, unlike common stock, can be specifically tailored to unique aspects of a financing or an acquisition.

      However, the Company is currently not authorized to issue any shares of preferred stock. The Company is of the opinion that having the ability to issue shares of preferred stock would be advantageous in terms of raising capital or completing acquisitions.

      It should be noted, however, that the issuance of preferred stock with multiple votes per share and dividend rights, which would have priority over any dividends paid with respect to the holders of common stock, may make the removal of management difficult, even if the removal would be considered beneficial to stockholders generally, and may have the effect of limiting stockholders' participation in transactions such as mergers or tender offers if these transactions are not favored by the Company's management.

      The Company has not determined the price at which it will sell shares of its common or preferred stock. In addition the Company does not have any commitments from anyone to provide the Company with any additional capital.

      The Company does not have any plans, arrangements, understandings, commitments, written or oral, with respect to the issuance of common or preferred stock.

      The Board of Directors recommends that the shareholders vote for this proposal.

                   PROPOSAL TO APPROVE REVERSE STOCK SPLIT

      Stockholders are being asked to approve a reverse stock split of the Company's outstanding common stock on a 1-for-500 basis.

      The primary reason for the reverse split stock is to increase the trading price of the Company's common stock by reducing the number of the Company's outstanding shares.

      The Board of Directors believes that the low share price prevents many investors from investing in the Company. The Company's Board of Directors believes that the current low market price for the Company's common stock has had a negative effect on the marketability of the Company's outstanding shares for several reasons. First, many institutional investors have internal policies preventing the purchase of low-priced stocks. Second, analysts and brokers at many brokerage firms are prohibited from recommending, or are reluctant to recommend, lower-priced stocks to their clients. Also, since a broker's commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current low price of the Company's common stock can result in investors paying transaction costs (commissions, markups or markdowns) that are a higher percentage of the total share value than would be the case if the price of the Company's common stock was substantially higher.


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      The Company's Board of Directors believes that increasing the per share market price of its common stock may encourage greater interest in the Company's common stock and enhance the acceptability and marketability of the Company's common stock to the financial community and investing public.

      While the Company expects that the reverse stock split will increase the market price of its common stock the Company cannot guarantee that the reverse stock split will increase the market price of its common stock by a multiple equal to the reverse split ratio, or result in any permanent increase in the market price, which can be dependent upon many factors, including the Company's business, financial performance and prospects. Should the market price decline after the reverse stock split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the reverse stock split. In some cases the stock price of companies that have adopted reverse stock splits has subsequently declined to pre-reverse split levels. Accordingly, the Company cannot assure its shareholders that the market price of its common stock immediately after the effective date of the reverse stock split will be maintained for any period of time, or that the reverse stock split will not have an adverse effect on the Company's stock price. A reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in the Company's overall market capitalization. If the per share price does not increase proportionately as a result of the reverse stock split, then the Company's overall market capitalization will be reduced.

       The reverse stock split would only eliminate twenty shareholders since, according to the records of the Company's transfer agent, only twenty shareholders own less than 500 shares.

      The Company's Board of Directors recommends that stockholders vote for this proposal.

PROPOSAL  TO  AMEND  THE  COMPANY'S   ARTICLES  OF  INCORPORATION   SUCH  THAT
SHAREHOLDERS WOULD BE AUTHORIZED TO TAKE ACTION BY WRITTEN CONSENT AND WITHOUT A MEETING

      Many states, including Colorado, allow shareholders owning a majority of the shares of a corporation's common stock to approve actions without the necessity of holding a meeting of the corporation's shareholders. Many corporations find this to be advantageous, in certain instances, for the following reasons:

     o allowing shareholder action without the necessity of calling and holding a shareholders' meeting allows for quick action and avoids unnecessary expense.

     o holding a shareholders' meeting is unnecessary when shareholders owning the number of shares required to approve any resolution at a meeting have already approved the resolution.

       At the present, the Company's Articles of Incorporation allow the Company's shareholders to approve any action without a meeting only if a written consent is signed by all of the Company's shareholders.


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


      Since the Company has approximately 2,000 shareholders of record, the Company could avoid the time and expense of holding a shareholders' meeting only if the Company obtained the written consent from all of the Company's shareholders. However, obtaining this number of written consents would be impractical, and if the matter had already been approved by shareholders owning the number of the shares required to approve the action at a meeting, a waste of effort.

      Accordingly, shareholders are being requested to vote on amending the Company's Articles of Incorporation to allow shareholders owning less than all of the Company's common stock to take action without a meeting pursuant to Colorado Revised Statute ss.7-107-104.

      Article XIV of the Company's Articles of Incorporation would read as follows:

                                   ARTICLE XIV


      Any action required or permitted by the Colorado Business Corporation Act to be taken at a shareholders' meeting may be taken without a meeting if the shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted, consent to such action in writing.

      The Board of Directors recommends that the shareholders vote for this proposal.

                  AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

      The Company's Annual Report on Form 10-K for the year ending December 31, 2011 will be sent to any shareholder of the Company upon request. Requests for a copy of this report should be addressed to the Secretary of the Company at the address provided on the first page of this proxy statement.

                                     GENERAL

      The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement, and all other costs in connection with solicitation of proxies will be paid by the Company including any additional solicitation made by letter, telephone or telegraph. Failure of a quorum to be present at the meeting will necessitate adjournment and will subject the Company to additional expense.

      The Company's Board of Directors does not intend to present and does not have reason to believe that others will present any other items of business at the annual meeting. However, if other matters are properly presented to the meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.



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      A copy of the proposed amendments to the Company's Articles of
Incorporation is attached.










        Please complete, sign and return the attached proxy promptly.









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




                           WHITEMARK HOMES, INC PROXY
           This Proxy is solicited by the Company's Board of Directors

 The undersigned stockholder of Whitemark Homes, Inc.. acknowledges receipt of the Notice of the Special Meeting of Stockholders to be held at 7350 S. Tamiami Trail, Suite 64, Sarasota, FL. 3423 on _________, 2012, at ____ _.m., and
 hereby appoints ___________ with the power of substitution, as Attorney and Proxy to vote all the shares of the undersigned at said special meeting of stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorney and Proxy may do or cause to be done by virtue hereof. The above named Attorney and Proxy are instructed to vote all of the undersigned's shares as follows:


     (1) to approve an amendment to the Company's Articles of Incorporation to change the name of the Company to Waterstone Mining, Inc.;

                   [ ] FOR       [ ] AGAINST     [ ]  ABSTAIN

     (2) to approve an amendment to the Company's Articles of Incorporation such that the Company would be authorized to issue up to 500,000,000 shares of common stock and 10,000,000 shares of preferred stock

                   [ ] FOR       [ ] AGAINST     [ ]  ABSTAIN


     (3) to approve a reverse split of the Company's outstanding common stock on a 1-for-500 basis;

                   [ ] FOR       [ ] AGAINST     [ ]  ABSTAIN


     (4) to approve amendment to the Company's Articles of Incorporation to allow shareholders owning less than all of the Company's common stock to take action without a meeting in accordance with C.R.S.
          Section 7-107-104; and

                   [ ] FOR       [ ] AGAINST     [ ]  ABSTAIN

   To transact such other business as may properly come before the meeting.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DISCRETION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ITEMS 1 THROUGH 4.

                                       Dated this _____ day of __________ 2012.



                                            --------------------------------
                                                        (Signature)


                                            --------------------------------
                                                        (Print Name)


Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing. Please Sign, Date and Return this Proxy so that your shares may be voted at the meeting.

         Send the proxy statement by regular mail, email, or fax to:

                              WHITEMARK HOMES, INC.
                         7350 S. Tamiami Trail, Suite 64
                               Sarasota, FL 34231
                                 (941) 952-5885





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                              WHITEMARK HOMES, INC.
              NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS


      Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be held on ________________, 2012.

     1.   This notice is not a form for voting.

     2. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

     3.   The Proxy Statement is available at www.______

     4. If you want to receive a paper or email copy of the proxy statement, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before _____, 2012 to facilitate timely delivery.

    A special meeting of the Company's shareholders will be held at 7350 S. Tamiami Trail, Suite 64, Sarasota, FL 34231 on ____________, 2012, at _____
_.m., for the following purposes:

     (1) to approve an amendment to the Company's Articles of Incorporation to change the name of the Company to Waterstone Mining Inc.;

     (2) to approve an amendment to the Company's Articles of Incorporation such that the Company would be authorized to issue up 500,000,000 shares of common stock and 10,000,000 shares of preferred stock;

     (3) to approve a reverse split of the Company's outstanding common stock on a 1-for-500 basis;

     (4) to approve an amendment to the Company's Articles of Incorporation to allow shareholders owning less than all of the Company's common stock to take action without a meeting in accordance with C.R.S. ss.7-107-104; and

    to transact such other business as may properly come before the meeting.

     The Board of Directors recommends that shareholders vote FOR all proposals listed on the Notice of Special Meeting of Shareholders.

     _____________, 2012 is the record date for the determination of shareholders entitled to notice of and to vote at such meeting. Shareholders may cast one vote for each share held.



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    Shareholders may access the following Proxy Materials at www.____________:

     o    Notice of the 2012 Special Meeting of Shareholders
     o    Company's 2012 Proxy Statement;
     o    Proxy Card

      Shareholders may request a paper copy of the Proxy Materials and Proxy Card by emailing the Company at ______________ or by visiting www.______________ and indicating if you want a paper copy of the proxy materials and proxy card:

     o    for this meeting only, or
     o    for this meeting and all other meetings.

      If you have a stock certificate registered in your name, or if you have a proxy from a shareholder of record on _________, 2012, you can, if desired, attend the Special Meeting and vote in person.

      Shareholders can obtain directions to the 2012 shareholders' meeting at www._______________.

      Please visit www._______________ to print and fill out the Proxy Card. Complete and sign the proxy card and mail the Proxy Card to:

                              WHITEMARK HOMES, INC.
                         7350 S. Tamiami Trail, Suite 64
                               Sarasota, FL 34231
                                 (941) 952-5885

                                AMENDMENTS TO THE
                          ARTICLES OF INCORPORATION OF
                              WHITEMARK HOMES, INC.


      ARTICLE I is amended in its entirety to read as follows:

                               NAME OF CORPORATION

          The name of this Corporation is Waterstone Mining Inc.


      ARTICLE III is amended in its entirety to read as follows:

                                     CAPITAL

            1. The authorized capital stock of the Corporation shall consist of 500,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value. The shares of preferred stock may be issued in one or more series. The designations, powers, rights, preferences, qualifications, restrictions and limitations of each series of preferred stock shall be established from time to time by the Corporation's Board of Directors in accordance with Colorado law.

            2. The judgment of the Board of Directors as to the adequacy of any consideration received or to be received for any shares, options, or any other securities which the Corporation at any time may be authorized to issue or sell or otherwise dispose of shall be conclusive in the absence of fraud, subject to the provisions of these Articles of Incorporation and any applicable law.

            3. At any meeting of the stockholders, except to the extent otherwise provided by law, a quorum shall consist of a one third of the shares entitled to vote at the meeting.

            4. Every 500 shares of this Corporation's common stock which were outstanding on ______, 2012 shall be automatically converted into one share of this Corporation's common stock.

            5. Cumulative voting shall not be allowed in elections of directors or for any other purpose.

     ARTICLE XIV is added to the Company's Articles of Incorporation and will read as follows:

      Any action required or permitted by the Colorado Business Corporation Act to be taken at a shareholders meeting may be taken without a meeting if the shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting, at which all of the shares entitled to vote thereon were present and voted, consent to such action in writing.